UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(e) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule14c-5(d)(2))

[_] Definitive Information Statement

BOUNDLESS CORPORATION

(Name of Registrant as specified in its charter)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies: _________________________________

(2) Aggregate number of securities to which transaction applies: ________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________________________

(4) Proposed maximum aggregate value of transaction ______________________________________

(5) Total fee paid: ___________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid: ___________________________________________________________

(2) Form, Schedule or Registration Statement No.: __________________________________________

(3) Filing party: _____________________________________________________________________

(4) Date filed: _______________________________________________________________________

BOUNDLESS CORPORATION
No. 1-3 South-hanyang Street
Longtan Development Area, Jilin City, China

To the Stockholders of Boundless Corporation:

Our Board has proposed a Certificate of Amendment to our Certificate of Incorporation (the "Charter Amendment") to change the corporate name of the company to "Haitian Industrial, Inc."

The foregoing matter is described in more detail in the attached Information Statement, and all capitalized terms are defined therein.

This action has been approved by the Board of Directors of the Company and on or about twenty days following the mailing of this Information Statement the holders of more than 50% of our Common Stock, will approve the Charter Amendment by written consent.

The Information Statement is being sent to you for informational purposes only. We are not asking for a proxy or vote on any of the matters described therein. However, we encourage you to read the Information Statement carefully.

Sincerely,

/s/ Wang Xitian
Wang Xitian Chairman, Chief Executive Officer
Jilin City, China January __, 2007

BOUNDLESS CORPORATION
No. 1-3 South-hanyang Street
Longtan Development Area, Jilin City, China

INFORMATION STATEMENT
AND
NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

This Information Statement and Notice of Action to be Taken Without a Meeting is being furnished by the board of directors (the "Board") of Boundless Corporation (the "Company," "we", "our" or "us") to the holders of our Common Stock (as defined herein) at January __, 2007 (the "Record Date") in connection with the filing of a certificate of amendment, in the form attached hereto as Annex A (the "Certificate of Amendment") to our Certificate of Incorporation , which would change our corporate name to "Haitian Industrial, Inc." (the "Charter Amendment").

Pursuant to Section 228 of the Delaware General Corporation Law (the "DGCL"), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under federal law these proposals may not be effected until at least 20 days after this Information Statement has first been sent to our stockholders, at which time, we intend to file the Certificate of Amendment with the Delaware Secretary of State (the "Effective Time").

The Company’s Board of Directors has approved and we will obtain the required approval for the Charter Amendment by means of a written consent of stockholders, dated on or about February __, 2007. A meeting to approve the Charter Amendment is therefore unnecessary, and our Board decided to forego the expense of having one.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about January __, 2007, to the holders of our outstanding Common Stock as of the Record Date.

VOTING SECURITIES AND PRINCIPAL HOLDERS

As of the Record Date, we had issued 40,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), held by approximately 727 stockholders of record.

APPROVAL OF ACTION

Approval for the corporate name change requires the affirmative vote of the holders of a majority of the outstanding Common Stock. We will obtain this approval on or about February __, 2007, through the written consent of a majority of the outstanding shares of our Common Stock.

Since we will obtain the required approval for the Charter Amendment by means of this written consent, a meeting to approve the Charter Amendment is unnecessary, and our Board decided to forego the expense of holding one to approve this matter.

The Charter Amendment will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur approximately 20 days following the mailing of this Information Statement to our stockholders and taking of the majority consent.

The principal executive offices of the Company are located at No. 1-3 South-hanyang Street
Longtan Development Area, Jilin City, China, and the Company’s telephone number is 86 4325072983.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes set forth as of January 18, 2007, the number and percentage of the outstanding shares of Common Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Beneficial Owners of More than 5% of
Each Class of the Company's Voting Securities

Name	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (2)
Wang Xitian	21,831,709	54.58% (3)
Edward Cohan	5,400,000	13.5% (4)
Xie Jianhua	472,909	1.18%
Jin Yuanjie	472,909	1.18%
Song Delong	417,273	1.04%
Vision Technologies, Inc.	2,040,000	5.1%
Jilin Province Huizheng Venture Capital Co., Ltd.	13,909,091	34.77%
Chen Xianqi	0	0%
Joseph Gardner	0	0% (5)
Steven Weismann	0	0% (5)
All Directors and Officers as a group	23,194,800	57.99%

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options and warrants to purchase shares of common stock exercisable within sixty (60) days. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Based upon 40,000,000 shares of common stock outstanding immediately following the Exchange Transaction (as defined in this Form 14C under the caption “Change in Control”).

(3) Includes, 13,909,091 shares owned by Jilin Province Huizheng Venture Capital Co., Ltd. Mr. Wang is a 25% shareholder and controls investment decisions and has the power to dispose of the securities on behalf of Jilin Province Huizheng Venture Capital Co., Ltd. Mr. Wang disclaims beneficial ownership of these securities except to the extent of his 25% pecuniary interest therein.

(4) All of these shares are owned by Global Access, LLC. Mr. Cohan is the Manager of Global Access, LLC. Mr. Cohan has sole control over investment decisions and has the power to dispose of the securities on behalf of Global Access, LLC. The Reporting Person disclaims beneficial ownership of these securities except to the extent of his 33.3% pecuniary interest therein.

(5) Does not include shares the Company will issue in consideration of services to be rendered as Members of the Company’s Board of Directors.

REASON FOR AMENDMENT

The Board deems it advisable and in the best interests of the Company and its shareholders to change its corporate name to one which is similar to its operating affiliates in the People’s Republic of China.

CHANGES IN CONTROL

Effective December 15, 2006, the Company, entered into an Exchange Agreement (“Exchange Agreement”) with Jilin City Haitian Business Consulting Co., Ltd. (“Haitian Consulting”), a limited liability company under the laws of the People’s Republic of China (the “PRC”), Jilin Haitian Industrial Company Limited (“Haitian”), a limited liability company formed under the laws of the PRC, Advancetech Global Limited (“Advancetech BVI”), an International Business Company incorporated in the British Virgin Islands, and each of the members of Advancetech BVI (the “Advancetech BVI Members”).

The closing of the transactions contemplated by the Exchange Agreement (the “Closing”) occurred on December 15, 2006, simultaneous with the signing of the Exchange Agreement. At the Closing, pursuant to the terms of the Exchange Agreement, the Company acquired all of the outstanding capital stock and ownership interests of Advancetech BVI (the “Interests”) from the Advancetech BVI Members, and the Advancetech BVI Members contributed all of their Interests in Advancetech BVI to the Company. The Company did not receive any other consideration from the Advancetech BVI Members. In exchange, the Company issued to the Advancetech BVI Members 30,600,000 shares of its Common Stock, which represents 76.5% of the issued and outstanding shares of the Company on the Closing. The Company also issued 5,400,000 shares (76.5%) of the issued and outstanding shares of the Company’s Common Stock to Global Access Venture LLC, in connection with services rendered to Haitian, Haitian Consulting and Advancetech BVI in connection with the Exchange Transaction and certain related matters. The former shareholders of the Company own 4,000,000 shares of Common Stock representing 10% of the issued and outstanding shares of Common Stock.

Effective as of the Closing, Joseph Gardner, the existing director of Boundless adopted resolutions increasing the size of the Board of Directors to five, and the following directors of Boundless were appointed: Wang Xijun, Jin Yuanjie, Xie Jianhua, and Steven Weissman. Mr. Gardner will continue to serve as a director of the Company. Mr. Wang Xijun serves as the Chairman of the Company’s Board of Directors. Mr. Wang has the power to vote 21,831,709 shares of our Common Stock, which represent 54.58% of the shares of Common Stock outstanding on the date hereof.

Also effective as of the Closing of the Exchange Transaction, the existing officer of Boundless resigned, and the following officers were appointed by the newly constituted Board of Directors: Wang Xitian, Jin Yuanjie, Cheng Xianqi, Song Delong and Xie Jianhua.

Prior Control

Before the effective date of the Exchange Transaction, Vision Technologies, Inc. ("VTI"), a Kansas corporation, held 51% of all shares of the Company’s Common Stock and Joseph Gardner was the sole member of the Company's Board of Directors.

DISSENTERS' RIGHTS OF APPRAISAL

Pursuant to the DGCL, any stockholder that objects to the Charter Amendment will not have any right to receive from us the fair value of his, her or its shares. The DGCL provides that any provision of our Certificate of Incorporation may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of Common Stock must be approved by the holders of a majority of the shares of such class or series. The Charter Amendment will be adopted by the holders of a majority of the shares entitled to vote thereon.

ADDITIONAL INFORMATION

PLEASE READ THIS ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and information statements and other disclaimers with the SEC. These documents and other information can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. A copy of any public filing is also available, at no charge, by contacting Joseph Gardner (631) 962-1470.

By Order of the Board of Directors,

/s/ Wang Xitian
Wang Xitian Chairman, Chief Executive Officer
Jilin City, China January __, 2007

ANNEX A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
BOUNDLESS CORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

Boundless Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted at a meeting of the Board of Directors of the Corporation held on January __, 2006.

SECOND: Thereafter, said amendment was approved in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon (being the holders of the Corporation's Common Stock) and notice to the stockholders eligible to vote, but who did not consent in writing, was delivered as required by Section 228(d).

THIRD: Said amendment would amend the Certificate of Incorporation of the Corporation by changing the name of the Corporation as set forth in ARTICLE FIRST to:

"HAITIAN INDUSTRIAL, INC."

FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on the ______ day of January, 2007 and the undersigned does hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by him and are true and correct.

BOUNDLESS CORPORATION

Wang Xitian Chairman, Chief Executive Officer